EXHIBIT 10.11

FORM OF

SUBLEASE

This Sublease (this “Sublease”) is made and entered into as of August     , 2009 (the “Commencement Date”) by and between Abraxis BioScience, LLC, a Delaware limited liability company (“Sublessor”), and Abraxis Health, Inc., a Delaware corporation (“Sublessee”), with reference to the following facts and circumstances:

A. Sublessor leases certain premises (the “Premises”) consisting of approximately 60,614 rentable (53,092 usable) square feet of that certain building (the “Building”) with an address of 11755 Wilshire Boulevard, Los Angeles, California, 90025, commonly known and identified as Wilshire Landmark I, as follows:

(i) approximately 17,960 rentable (16,115 usable) square feet known as Suite 1900 on the nineteenth floor of the Building (“Suite 1900”);

(ii) approximately 18,305 rentable (16,425 usable) square feet known as Suite 2000 on the twentieth floor of the Building (“Suite 2000”);

(iii) approximately 10,862 rentable (9,127 usable) square feet known as Suite 2100 on the twenty-first floor of the Building (“Suite 2100”);

(iv) approximately 1,682 rentable (1,413 usable) square feet known as Suite 2140 on the twenty-first floor of the Building (“Suite 2140”);

(v) approximately 3,806 rentable (3,198 usable) square feet known as Suite 2320 on the twenty-third floor of the Building; and

(vi) approximately 1,960 rentable (1,647 usable) square feet known as Suite 2370 on the twenty-third floor of the Building,

pursuant to the terms of that certain Standard Form Office Lease dated as of March 24, 2006, by and between California State Teachers’ Retirement System, a public entity created pursuant to the laws of the State of California as Landlord (“Master Lessor”) and American BioScience, Inc., a California corporation and Sublessor’s predecessor in interest under said Standard Form Lease (“Original Tenant”), as amended by

(a) that certain First Amendment to Lease dated as of May 26, 2006 (the “First Amendment”), between Master Lessor and Abraxis BioScience, Inc., a Delaware corporation and Sublessor’s predecessor in interest under the Lease (“First Successor Tenant”),

(b) that certain Second Amendment to Lease dated as of February 7, 2007 (the “Second Amendment”), by and between Master Lessor and First Successor Tenant,

(c) that certain Third Amendment to Lease dated as of May 7, 2007 (the “Third Amendment”), by and between Master Lessor and First Successor Tenant,

(d) that certain Fourth Amendment to Standard Form Office Lease dated as of April 2, 2008 (the “Fourth Amendment”), by and between Master Lessor and Sublessor,

(e) that certain Fifth Amendment to Standard Form Office Lease dated as of September 30, 2008 (the “Fifth Amendment”), by and between Master Lessor and Sublessor (as heretofore amended and as hereafter amended upon the terms and conditions set forth herein, the “First Lease”); and

(vii) approximately 3,304 rentable (2,825 usable) square feet known as Suite 2300 on the twenty-third floor of the Building (“Suite 2300”), which Suite 2300 is currently subject to a certain Standard Sublease Multi-Tenant dated as of January 1, 2008 between Sublessor, as sublandlord, and Pi Capital Inc., as subtenant (the “Pi Sublease”), and

(viii) approximately 2,735 rentable (2,342 usable) square feet known as Suite 2310 on the twenty-third floor of the Building,

pursuant to the terms of that certain Standard Form Office Lease dated as of December 4, 2006 (“Assigned Lease”) between Master Lessor and Bond Capital, Ltd., an Illinois corporation, which Assigned Lease has been assigned by Bond Capital, Ltd. to Sublessor pursuant to that certain Assignment and Assumption of Lease dated as of September 25, 2008, and which Assigned Lease has been amended by that certain First Amendment to Standard Form Office Lease dated as of September 29, 2008 (as heretofore amended and as hereafter amended upon the terms and conditions set forth herein, the “Second Lease”).

The “Master Lease” means, with respect to the portion of the Premises that Sublessor leases under the First Lease, the First Lease; and with respect to the portion of the Subleased Premises that Sublessor leases under the Second Lease, the Second Lease.

B. Sublessee desires to sublease from Sublessor a portion of the Premises as set forth and described on Exhibit A attached hereto and incorporated herein (the “Subleased Premises”), and Sublessor desires to sublease the Subleased Premises to Sublessee, under the terms and conditions set forth in this Sublease.

NOW, THEREFORE, in consideration of the above referenced facts and the mutual covenants contained in this Sublease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree to the following:

1. BASIC TERMS.

1.1 Demise. Subject to and in accordance with the terms and conditions of this Sublease, Sublessor hereby subleases to Sublessee the Subleased Premises, and Sublessee hereby subleases the Subleased Premises from Sublessor. Without limiting the generality of the foregoing, Sublessor grants to Sublessee a non-exclusive right and license during the term of this Sublease to occupy and beneficially use all of the conference rooms, lobbies, kitchens, copy rooms, bathrooms, common areas and other areas that are neither offices nor cubicles at the Premises that are then being actively used by Sublessor’s employees (it being understood and agreed that the parties shall coordinate on scheduling for certain areas such as conference rooms).

1.2 Term. The term of this Sublease shall commence on the Commencement Date and shall expire on the termination date of the Master Lease; provided that Sublessee may terminate this Sublease at any time for any reason or for no reason without penalty upon six (6) months’ written notice to Sublessor.

1.3 Rent. Throughout the term of this Sublease, Sublessee agrees to pay Sublessor, in lawful money of the United States of America, as base rent (“Base Rent”) for the Subleased Premises, the monthly amount of $            . Base Rent shall be paid in advance on the first day of each calendar month (commencing on the Commencement Date) at such place as Sublessor may from time to time designate in writing. If the date of commencement or termination of this Sublease is not the first or last day of a calendar month, then Base Rent for any partial month of this Sublease shall be prorated.

1.4 Use. The Subleased Premises shall be used and occupied by Sublessee only for the purposes permitted under the Master Lease and for no other purpose without the prior written consent of both Sublessor and Master Lessor, which consent may be granted or withheld in Sublessor’s reasonable discretion.

1.5 Operating Expenses and Property Taxes. Beginning January 1, 2010, Sublessee shall pay its proportionate share of Operating Costs (which includes all real estate taxes and increases) with respect to the Subleased Premises, pursuant to the terms of the Master Lease. Such amounts shall be payable monthly to Sublessor along with Base Rent, subject to the terms of the Master Lease.

1.6 Parking. During the term of this Sublease, pursuant to the terms of one or both Master Leases (as Sublessee shall determine), Sublessor shall, at its actual cost, sublease to Sublessee all of Sublessor’s executive valet/basement parking spaces (in no case less than nine (9) such spaces), all of its reserved parking spaces, and sufficient unreserved parking spaces to accommodate Sublessee’s requirements for its employees and consultants. Sublessee may increase or decrease its use of parking spaces upon reasonable notice to Sublessor.

2. MASTER LEASE.

2.1 Subject to the Master Lease. This Sublease is subordinate to the Master Lease and is subject to all of its terms and conditions, including all exhibits thereto. Sublessee shall abide by the terms of the Master Lease as they apply with respect to the Subleased Premises (during the term of this Sublease) and satisfy all obligations of the Lessee with respect to the Subleased Premises under the Master Lease as they apply with respect to the Subleased Premises (during the term of this Sublease), except for payment of any security deposit, Base Rent and all other costs and expenses owed under the Master Lease to Master Lessor. Instead, Sublessee shall pay Base Rent and all other costs and expenses to Sublessor as provided herein. Sublessee shall not be liable for any security deposit, and in no event shall Sublessee be held liable for any Sublessor default under the Master Lease, except to the extent such default is caused by Sublessee’s default under this Sublease.

2.2 Incorporation of Master Lease Provisions. The provisions of the Master Lease are incorporated into this Sublease by this reference as if fully set forth herein, except as otherwise expressly provided in this Sublease and only to the extent the provisions of the Master Lease are not inconsistent with any of the provisions of this Sublease. For purposes of such incorporation, the term “Lease” as used in provisions of the Master Lease incorporated herein shall be deemed to mean this Sublease. Except as specifically provided herein, the rights and obligations of Landlord and Tenant under the Master Lease shall be the rights and obligations of Sublessor and Sublessee, respectively, under this Sublease. Sublessee agrees to abide by the conditions and restrictions of the Master Lease as they apply with respect to the Subleased Premises (during the term of this Sublease), including, but not limited to, the rules and regulations of the Master Lease. Sublessor shall have no option to extend the term of this Sublease and no extension of the Master Lease term beyond its current term shall apply with respect to the term of this Sublease. If an express provision of this Sublease conflicts with a provision of the Master Lease, then the express provision of this Sublease shall govern as between Sublessor and Sublessee. However, nothing in this Sublease shall be deemed to amend or modify the Master Lease or in any respect alter the rights and obligations of the parties to the Master Lease.

2.3 Obligations and Services. Sublessee agrees that, notwithstanding anything contained in this Sublease to the contrary, Sublessor shall not be required to provide any of the services and utilities, nor to make any of the repairs or restorations, that the Master Lessor has agreed to provide or make or cause to be provided or made under the Master Lease; provided, that Sublessee shall be entitled to separate signage for the Subleased Premises wherever Sublessor is entitled to signage under the Master Lease, and Sublessee shall also be entitled to a separate listing in the building directory. In the event of any default or failure of performance by Master Lessor to make repairs or fulfill any other obligations of Landlord under the Master Lease, Sublessor agrees, upon notice from Sublessee, to make immediate demand upon Landlord to perform its obligations under the Master Lease, and if Master Lessor shall thereafter fail or refuse to remedy such default or fail to perform such obligations within any applicable period specified in the Master Lease, then Sublessee shall be entitled, at Sublessee’s option, to remedy the condition or matter referred to in its notice to Sublessor and Sublessee shall be entitled, at its option, either (i) to pursue whatever rights and remedies it may have directly against Master Lessor for recovery of all sums paid by Sublessee and all costs and expenses (including without limitation, attorneys’ fees and expenses) incurred in effecting such remedy (and Sublessor agrees to cooperate in such suit for recovery in order to provide privity of contract with the Master Lessor, at no cost to Sublessor); or (ii) to the extent Sublessor is entitled to withhold rent under the Master Lease, to deduct such amounts in whole or in part from subsequent installments of Base Rent accruing under this Sublease.

2.4 Amendment of Mater Lease. Sublessor shall not (i) amend, modify, cancel and/or terminate the Master Lease, (ii) accept any amendment, modification, cancelation and/or termination of the Master Lease without obtaining Sublessee’s prior written approval of same and/or (iii) take or fail to take any action that could result in the Master Lease being terminated or expiring prior to the natural expiration date thereof, except the foregoing shall not apply with respect to Master Lessor’s termination of the Master Lease in accordance with the term of the Master Lease in connection with a casualty or condemnation at the Building or as a result of a default under the Master Lease that is caused by Sublessee’s default under this Sublease.

3. TELEPHONE AND INTERNET SERVICE. Sublessee shall pay a pro rata portion (based on usage, headcount or otherwise as mutually determined in good faith between the parties) of Sublessor’s telephone, facsimile, internet and modem lines and equipment.

4. ASSIGNMENTS AND SUB-SUBLEASES.

4.1 Sublessee. Subject further to all of the rights and the restrictions contained in the Master Lease, Sublessee may not sub-sublease all or any portion of the Subleased Premises or assign this Sublease without the prior written consent of Sublessor (and, to the extent required under the Master Lease, Master Lessor), which consent shall not be unreasonably conditioned, withheld or delayed. Any sub-sublease or assignment entered into by Sublessee shall restrict the use of the sub-subleased portion of the Subleased Premises to uses which meet the requirements of the Master Lease.

4.2 Sublessor. Sublessor shall not (i) assign its interest under the Master Lease; (ii) sublet all or any portion of the Premises to any party other than Sublessee; and/or (iii) permit the Premises or any portion thereof to be used and/or occupied by any person, entity, association, partnership, corporation or other party other than Sublessor’s employees and Sublessee and any person, entity, association, partnership, corporation or other party claiming by, through or under Sublessee, except Pi Capital Inc. and its employees (but not any other person, entity, association, partnership, corporation or other party) shall be permitted to use and occupy Suite 2300 during the term of the Pi Sublease.

5. ENTIRE AGREEMENT. This Sublease, including the exhibits referred to herein, and the incorporated provisions of the Master Lease, contain all of the agreements and understandings relating to the subleasing of the Subleased Premises by and to Sublessee and the respective obligations of Sublessor and Sublessee in connection therewith.

6. BROKERS. Sublessee and Sublessor hereby attest that neither party has had any contact or dealings with any person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Sublease, and each party shall indemnify, hold harmless and defend the other party from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of the indemnifying party.

7. NO WAIVER. Failure by either party in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any right or election herein contained, shall in no manner be or be deemed to be a waiver of any defaults or breaches hereunder or of either party’s rights and remedies by reason of such defaults, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the other party’s obligations hereunder.

8. DAMAGE OR DESTRUCTION. In the event of damage or destruction to the Subleased Premises or to the Building or any part thereof, the Master Lease will either continue or terminate with respect to the Subleased Premises pursuant to the terms of the Master Lease. If the Master Lease terminates, this Sublease shall also terminate.

9. NOTICES. Any notice, demand, request or other communications which either party is required or desires to give to the other under this Sublease shall be in writing and shall be effectively given or served when personally delivered, delivered by a nationally recognized overnight courier service or mailed, postage prepaid, registered or certified mail, return receipt requested, to the following addresses:

If to Sublessor: Abraxis BioScience, LLC 200 Somerset Corp. Blvd., 8th Fl. Bridgewater, NJ 08807 Attn: General Counsel	If to Sublessee: Abraxis Health, Inc. 11755 Wilshire Blvd., Suite 1900 Los Angeles, CA 90025 Attn: General Counsel

Sublessor and Sublessee agree that they shall each, promptly upon receipt, deliver to the other a copy of any notices or other communications (including communications that do not constitute formal notices) received by them from Master Lessor or its agent(s).

10. AMENDMENT. This Sublease may not be amended or modified except by a writing signed by both parties.

11. GOVERNING LAW. This Sublease shall be governed by, construed and enforced in accordance with the laws of the State of California, without reference to its choice of law principles.

12. COUNTERPARTS. This Sublease may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

13. FURTHER ASSURANCES. Each party hereto agrees to execute such other documents and to take such further action as may be reasonably necessary or reasonably requested by the other party to give effect to the terms of this Sublease.

14. SUBLESSOR’S DEFAULT. Sublessor shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of ten (10) business days or such additional time as is reasonably required to correct any such default after written notice has been given by Master Lessor and/or Sublessee specifying in reasonable detail the nature of Sublessor’s alleged default. The foregoing notwithstanding, Sublessor shall be deemed to be in default under this Sublease if Sublessor causes an Event of Default (as defined in Section 24 of the Master Lease) to exist under the Master Lease.

15. WAIVER OF SUBROGATION.

15.1 Endorsement. Any property damage, fire or extended coverage insurance policy obtained by Sublessee, and covering the Subleased Premises or the personal property, fixtures and equipment located therein or thereon, shall contain an endorsement pursuant to which the respective insurance companies waive any claim of subrogation against Sublessor and Master Lessor. Any property damage, fire or extended coverage insurance policy obtained by

Sublessor, and covering the Premises or the personal property, fixtures and equipment located therein or thereon, shall contain an endorsement pursuant to which the respective insurance companies waive any claim of subrogation against Sublessee.

15.2 Waiver. Insofar as may be permitted by the terms of the insurance policies carried by it, Sublessee hereby releases Sublessor and Master Lessor with respect to any claim (including a claim for negligence) which it might otherwise have against Sublessor and/or Master Lessor for loss, damage or destruction with respect to its property by fire or other casualty. Insofar as may be permitted by the terms of the insurance policies carried by it, Sublessor hereby releases Sublessee with respect to any claim (including a claim for negligence) which it might otherwise have against Sublessee for loss, damage or destruction with respect to its property by fire or other casualty.

16. DAMAGES. Notwithstanding anything to the contrary contained in this Sublease, nothing in this Sublease shall impose any obligations on Sublessee or Sublessor to be responsible or liable for, and each hereby releases the other from all liability for consequential, indirect and/or punitive damages.

17. QUIET ENJOYMENT. Sublessor covenants that upon Sublessee’s full and timely payment of all Base Rent and other sums herein specified to be paid by Sublessee and the full and timely performance and observance of all of Sublessee’s covenants herein set forth, Sublessee shall peacefully and quietly have, hold and enjoy the Subleased Premises during the term of this Sublease.

17. LESSOR’S CONSENT. Sublessee acknowledges and agrees that this Sublease is subject to and conditioned upon the approval of Master Lessor pursuant to the terms of the Master Lease, and Sublessor and Sublessee shall have no obligations hereunder unless and until such approval has been given by Master Lessor.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the Commencement Date.

SUBLESSOR: Abraxis BioScience, LLC

By:

Name:

Its:

SUBLESSEE: Abraxis Health, Inc.

By:

Name:

Its: